Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	946	111,125		16,269	44,279	35,512	14,401	664
Seniors Housing Triple-net	18	372	29,555		—	5,442	14,653	9,121	339
Outpatient Medical	19	441	26,303,276	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	31	258	33,119		—	—	854	—	32,265
Total	20	2,017

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	3Q22 NOI	3Q23 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	678	$189,440	$238,882	26.1%	865	$1,105,180	47.9%
Seniors Housing Triple-net	316	86,573	89,929	3.9%	354	413,312	17.9%
Outpatient Medical	379	113,344	117,217	3.4%	421	504,484	21.9%
Long-Term/Post-Acute Care	48	18,856	19,863	5.3%	225	282,036	12.3%
Total	1,421	$408,213	$465,891	14.1%	1,865	$2,305,012	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	81.8%	n/a	n/a	97.4%	1.1%	0.5%	1.0%
Seniors Housing Triple-net	80.9%	0.93	1.12	88.2%	4.2%	0.5%	7.1%
Outpatient Medical	94.5%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	80.3%	1.44	1.75	30.1%	35.6%	34.3%	—%
Total		1.01	1.22	93.8%	3.0%	1.9%	1.3%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of September 30, 2023 for Seniors Housing Operating and Outpatient Medical and June 30, 2023 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Integra Healthcare Properties	147	$—	$—	$—	$152,088	$152,088	6.6%
Sunrise Senior Living	91	131,024	—	—	—	131,024	5.7%
Avery Healthcare	91	51,800	68,760	—	—	120,560	5.2%
Oakmont Management Group	63	104,728	—	—	—	104,728	4.5%
StoryPoint Senior Living	76	47,684	45,668	—	—	93,352	4.0%
Cogir Management Corporation	49	86,320	—	—	—	86,320	3.7%
Belmont Village	21	77,236	—	—	—	77,236	3.4%
Atria Senior Living	91	76,356	—	—	—	76,356	3.3%
Sagora Senior Living	41	44,180	23,568	—	—	67,748	2.9%
Brookdale Senior Living	74	(972)	61,148	—	—	60,176	2.6%
Remaining	1,121	486,824	214,168	504,484	129,948	1,335,424	58.1%
Total	1,865	$1,105,180	$413,312	$504,484	$282,036	$2,305,012	100.0%

By Country:
United States	1,597	$881,732	$330,316	$504,484	$275,176	$1,991,708	86.4%
United Kingdom	129	84,916	79,500	—	—	164,416	7.1%
Canada	139	138,532	3,496	—	6,860	148,888	6.5%
Total	1,865	$1,105,180	$413,312	$504,484	$282,036	$2,305,012	100.0%

By MSA:
Los Angeles	73	$77,804	$20,044	$40,576	$—	$138,424	6.0%
New York / New Jersey	76	60,936	12,088	38,100	3,512	114,636	5.0%
Dallas	67	52,764	6,040	29,292	4,204	92,300	4.0%
Washington D.C.	40	42,240	6,328	11,744	18,664	78,976	3.4%
Greater London	49	50,108	17,032	—	—	67,140	2.9%
Philadelphia	45	10,452	5,232	18,604	25,520	59,808	2.6%
Chicago	45	25,288	11,228	7,856	5,784	50,156	2.2%
Houston	36	8,380	3,300	35,320	—	47,000	2.0%
San Francisco	22	33,140	10,516	1,324	—	44,980	2.0%
San Diego	19	17,036	7,088	13,840	2,932	40,896	1.8%
Raleigh	13	7,984	29,180	2,432	—	39,596	1.7%
Montréal	24	39,272	—	—	—	39,272	1.7%
Charlotte	26	1,212	10,592	23,296	—	35,100	1.5%
Seattle	26	13,628	1,112	15,228	4,176	34,144	1.5%
Minneapolis	20	148	16,992	13,556	—	30,696	1.3%
Baltimore	16	5,156	1,712	12,116	11,580	30,564	1.3%
Boston	23	22,552	5,264	2,688	—	30,504	1.3%
Indianapolis	17	5,948	13,228	544	9,072	28,792	1.2%
Columbus	22	11,504	11,888	—	2,504	25,896	1.1%
San Antonio	12	22,080	804	2,564	—	25,448	1.1%
Remaining	1,194	597,548	223,644	235,404	194,088	1,250,684	54.4%
Total	1,865	$1,105,180	$413,312	$504,484	$282,036	$2,305,012	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q22	4Q22	1Q23	2Q23	3Q23
Properties	870	882	885	886	883
Units	87,375	88,783	89,240	89,932	90,953
Total occupancy	78.0%	78.3%	79.0%	79.6%	80.7%
Total revenues	$1,061,753	$1,095,146	$1,143,744	$1,178,975	$1,221,753
Operating expenses	831,556	866,482	894,981	902,068	933,463
NOI	$230,197	$228,664	$248,763	$276,907	$288,290
NOI margin	21.7%	20.9%	21.7%	23.5%	23.6%
Recurring cap-ex	$31,513	$36,923	$26,848	$32,791	$31,685
Other cap-ex	$56,878	$75,545	$45,557	$66,002	$68,281

Same Store Performance(2)	3Q22	4Q22	1Q23	2Q23	3Q23
Properties	678	678	678	678	678
Occupancy	79.5%	79.9%	79.9%	80.5%	81.7%
Same store revenues	$850,239	$868,774	$884,454	$907,776	$933,604
Compensation	382,021	387,545	390,319	395,611	402,822
Utilities	45,453	44,978	48,564	40,359	46,585
Food	35,267	37,074	35,118	36,658	37,324
Repairs and maintenance	25,610	26,041	26,398	27,469	28,878
Property taxes	35,316	31,355	35,648	35,131	34,631
All other	137,132	143,216	137,504	144,031	144,482
Same store operating expenses	660,799	670,209	673,551	679,259	694,722
Same store NOI	$189,440	$198,565	$210,903	$228,517	$238,882
Same store NOI margin %	22.3%	22.9%	23.8%	25.2%	25.6%
Year over year NOI growth rate					26.1%
Year over year revenue growth rate					9.8%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	3Q23 NOI	% of Total
Sunrise Senior Living	91	8,094	98.3%	Southern California	$29,647	10.3%
Oakmont Management Group	63	6,557	100.0%	Northern California	19,600	6.8%
Cogir Management Corporation	49	7,269	88.3%	New York / New Jersey	15,092	5.2%
Belmont Village	21	2,804	95.0%	Greater London, UK	12,530	4.3%
Atria Senior Living	91	10,728	100.0%	Dallas	12,919	4.5%
Avery Healthcare	41	3,239	99.2%	Washington D.C.	10,617	3.7%
Legend Senior Living	38	2,935	93.3%	Montréal, QC	9,949	3.5%
Brandywine Living	29	2,704	99.4%	Toronto, ON	7,888	2.7%
StoryPoint Senior Living	44	4,708	100.0%	Chicago	5,962	2.1%
Revera	51	4,985	75.0%	Portland, OR	5,901	2.0%
Sagora Senior Living	19	3,010	99.5%	Top Markets	130,105	45.1%
Frontier Management LLC	55	3,224	100.0%	All Other	158,185	54.9%
Chartwell	42	4,479	49.7%	Total	$288,290	100.0%
Clover	36	3,950	90.5%
Remaining	195	20,692
Total	865	89,378
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended September 30, 2023. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	4.4%	—%	4.4%	10	5	6.3%	0.1%	6.4%	10	8
.85x-.95x	0.6%	—%	0.6%	10	1	2.2%	0.4%	2.6%	6	4
.95x-1.05x	1.3%	—%	1.3%	—	1	1.4%	—%	1.4%	17	3
1.05x-1.15x	2.2%	0.4%	2.6%	6	4	5.6%	1.0%	6.6%	9	3
1.15x-1.25x	1.0%	0.1%	1.1%	14	2	1.6%	—%	1.6%	14	3
1.25x-1.35x	6.8%	1.0%	7.8%	9	5	—%	—%	—%	11	1
>1.35	1.3%	1.4%	2.7%	16	10	0.5%	1.4%	1.9%	14	6
Total	17.6%	2.9%	20.5%	10	28	17.6%	2.9%	20.5%	10	28

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2023	$—	$26,148	$—	$7,447	$33,595	2.4%
2024	13,088	57,542	—	25,241	95,871	6.9%
2025	5,667	44,451	840	10,790	61,748	4.4%
2026	3,463	47,897	9,287	131,223	191,870	13.7%
2027	—	42,655	1,232	3,234	47,121	3.4%
2028	—	41,673	6,404	430	48,507	3.5%
2029	1,035	37,108	—	416	38,559	2.8%
2030	41,181	36,950	28,553	311	106,995	7.6%
2031	6,390	50,416	4,372	226	61,404	4.4%
2032	91,253	42,383	—	—	133,636	9.6%
Thereafter	224,321	131,158	222,382	1,547	579,408	41.3%
	$386,398	$558,381	$273,070	$180,865	$1,398,714	100.0%

Weighted Avg Maturity Years	11	6	15	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2023 for stable portfolio only. Agreements included represent 61% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	3Q22	4Q22	1Q23	2Q23	3Q23
Properties	386	389	419	420	422
Square feet	18,665,903	18,844,516	20,188,159	20,236,315	20,748,969
Occupancy	94.5%	94.2%	94.0%	94.4%	94.5%
Total revenues	$171,990	$176,816	$185,190	$186,802	$195,136
Operating expenses	53,684	53,259	58,977	59,358	63,831
NOI	$118,306	$123,557	$126,213	$127,444	$131,305
NOI margin	68.8%	69.9%	68.2%	68.2%	67.3%
Revenues per square foot	$37.15	$37.53	$36.69	$36.92	$37.62
NOI per square foot	$25.55	$26.23	$25.01	$25.19	$25.31
Recurring cap-ex	$13,470	$25,200	$10,666	$7,400	$18,340
Other cap-ex	$2,472	$5,633	$5,118	$4,397	$8,545

Same Store Performance(2)	3Q22	4Q22	1Q23	2Q23	3Q23
Properties	379	379	379	379	379
Occupancy	94.8%	94.9%	94.8%	94.9%	95.0%
Same store revenues	$165,929	$167,409	$171,779	$170,131	$173,234
Same store operating expenses	52,585	51,971	55,391	53,175	56,017
Same store NOI	$113,344	$115,438	$116,388	$116,956	$117,217
NOI margin	68.3%	69.0%	67.8%	68.7%	67.7%
Year over year NOI growth rate					3.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$33,616	6.0%	Health system affiliated properties as % of NOI(3)	87.3%
Novant Health	17,957	3.2%	Health system affiliated tenants as % of rental income(3)	59.2%
Common Spirit Health	17,831	3.2%	Investment grade tenants as % of rental income	57.5%
Providence Health & Services	16,595	3.0%	Retention (trailing twelve months)(3)	92.8%
United Health Care Services	15,639	2.8%	In-house managed properties as % of square feet(3,4)	85.9%
Remaining portfolio	456,743	81.8%	Average remaining lease term (years)(3)	6.4
Total	$558,381	100.0%	Average building size (square feet)(3)	58,413
			Average age (years)	19

Expirations(3)	2023	2024	2025	2026	2027	Thereafter
Occupied square feet	955,386	1,911,425	1,503,106	1,755,671	1,520,531	11,968,599
% of occupied square feet	4.9%	9.7%	7.7%	9.0%	7.8%	60.9%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 379 same store properties representing 18,528,614 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2019	2020	2021	2022	1Q23	2Q23	3Q23	19-23 Total
Count	27	12	35	27	11	2	14	128
Total	$4,073,554	$910,217	$4,101,534	$2,785,739	$443,240	$145,094	$1,098,410	$13,557,788
Low	7,550	6,201	5,000	6,485	19,967	34,532	2,950	2,950
Median	38,800	48,490	45,157	66,074	78,250	72,547	37,372	46,631
High	1,250,000	235,387	1,576,642	389,149	140,172	110,562	318,053	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
July	$474,587	2.5%	$37,641	6.3%	$298,703	0.4%
August	805,724	9.4%	19,646	-0.1%	492	—%
September	77,229	7.8%	117,422	0.5%	25,602	—%
Total	$1,357,540	6.9%	$174,709	1.7%	$324,797	0.4%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	5	504	units	$277,262	$457,083
Outpatient Medical	2	208,408	sf	362	235,747
Long-Term/Post-Acute Care	24	2,897	beds	140,000	405,580
Loan funding					259,130
Total acquisitions and loan funding(2)	31				1,357,540	6.9%

Development Funding(3)
Development projects:
Seniors Housing Operating	35	6,434	units		160,881
Outpatient Medical	11	973,328	sf		70,999
Total development projects	46				231,880
Redevelopment and expansion projects:
Seniors Housing Operating	2	160	units		8,465
Outpatient Medical	6	258,536	sf		29,835
Total redevelopment and expansion projects	8				38,300

Total development funding	54				270,180	7.0%

Total gross investments					1,627,720	6.9%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	16	1,283	units	582,059	315,095
Seniors Housing Triple-net	1	84	units	53,988	4,535
Outpatient Medical	1	33,934	sf	97	492
Loan payoffs					4,675
Total dispositions and loan payoffs(5)	18				324,797	0.4%

Net investments (dispositions)					$1,302,923

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in 10 existing Seniors Housing Operating properties and 10 existing Outpatient Medical properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	8	899	units	$216,061	$622,144
Seniors Housing Triple-net	8	612	units	122,217	74,797
Outpatient Medical	31	1,506,325	sf	281	584,223
Long-Term/Post-Acute Care	24	2,897	beds	140,000	405,580
Loan funding					363,364
Total acquisitions and loan funding(2)	71				2,050,108	7.0%

Development Funding(3)
Development projects:
Seniors Housing Operating	43	7,149	units		450,924
Seniors Housing Triple-net	1	191	units		13,264
Outpatient Medical	13	1,023,163	sf		196,292
Total development projects	57				660,480
Redevelopment and expansion projects:
Seniors Housing Operating	2	160	units		18,018
Outpatient Medical	8	306,939	sf		98,485
Total redevelopment and expansion projects	10				116,503

Total development funding	67				776,983	6.9%

Total gross investments					2,827,091	6.9%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	21	1,672	units	571,092	523,163
Seniors Housing Triple-net	2	141	units	46,348	6,535
Outpatient Medical	1	33,934	sf	97	492
Long-Term/Post-Acute Care	—	—	beds	—	74,279
Loan payoffs					63,530
Leasehold termination	7	1,112	beds	163,750	182,090
Total dispositions and loan payoffs(5)	31				850,089	3.4%

Net investments (dispositions)					$1,977,002

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in 39 existing Seniors Housing Operating properties and 10 existing Outpatient Medical properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in 31 existing Long-Term/Post-Acute Care properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Boston, MA	167	—	91	48	28	$70,330	$9,020	4Q23
Charlotte, NC	328	328	—	—	—	59,079	2,586	4Q23
San Diego, CA	96	—	—	56	40	42,340	12,812	2Q24
Austin, TX	196	196	—	—	—	38,661	4,342	3Q23 - 1Q24
Hartford, CT	128	128	—	—	—	21,934	—	1Q24
Hartford, CT	122	122	—	—	—	20,578	—	1Q24
Washington D.C.	302	—	190	89	23	157,660	35,916	2Q24
Kansas City, MO	265	265	—	—	—	70,864	52,654	2Q24
Phoenix, AZ	199	199	—	—	—	51,794	13,464	4Q23 - 2Q24
Phoenix, AZ	204	204	—	—	—	50,446	12,851	4Q23 - 2Q24
Tampa, FL	206	206	—	—	—	49,646	24,850	1Q24 - 2Q24
Kansas City, MO	134	134	—	—	—	20,887	—	2Q24
Dallas, TX	72	72	—	—	—	20,378	8,821	3Q23 - 2Q24
Cincinnati, OH	122	122	—	—	—	15,602	4,141	2Q24
Washington D.C.	137	—	10	90	37	117,330	58,325	3Q24
Vancouver, BC	85	—	—	45	40	58,597	11,652	3Q24
Tampa, FL	188	188	—	—	—	52,568	29,372	2Q24 - 3Q24
Sacramento, CA	100	—	—	70	30	43,815	27,073	3Q24
Dallas, TX	52	52	—	—	—	16,802	7,685	1Q24 - 3Q24
Cambridge, UK	70	—	—	45	25	10,284	6,428	3Q24
Norwich, UK	80	—	—	52	28	9,669	5,802	3Q24
Boston, MA	160	—	82	37	41	148,590	47,709	4Q24
Sherman, TX	237	237	—	—	—	75,618	61,533	2Q24 - 4Q24
Miami, FL	91	—	—	55	36	69,951	41,557	4Q24
Phoenix, AZ	110	110	—	—	—	40,195	29,029	2Q24 - 4Q24
Houston, TX	130	130	—	—	—	30,945	2,108	3Q23 - 4Q24
San Jose, CA	685	509	—	143	33	175,381	4,242	1Q25
San Jose, CA	158	—	—	158	—	61,929	29,542	1Q25
Dallas, TX	141	141	—	—	—	45,459	38,630	2Q24 - 2Q25
Columbus, OH	409	409	—	—	—	82,069	59,178	2Q25
Killeen, TX	256	256	—	—	—	64,084	52,626	4Q23 - 2Q25
Little Rock, AR	283	283	—	—	—	13,456	6,711	3Q25
Chattanooga, TN	243	243	—	—	—	62,116	55,314	2Q25 - 3Q25
Various(3)	160	—	—	145	15	33,906	12,239	4Q23
Subtotal	6,316	4,534	373	1,033	376	1,902,963	768,212

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			178,446	100%	Yes	108,068	36,112	4Q23
Houston, TX			121,368	100%	Yes	84,384	36,426	4Q23
Oklahoma City, OK			134,285	100%	Yes	88,912	10,789	2Q24
Houston, TX			135,255	100%	Yes	86,559	76,836	4Q24
Houston, TX			111,803	100%	Yes	78,282	70,945	4Q24
Santa Fe, NM			90,000	100%	Yes	45,977	31,484	3Q24
Houston, TX			51,134	100%	Yes	28,723	26,506	3Q24
Houston, TX			50,323	100%	Yes	30,156	26,622	3Q24
Houston, TX			36,248	100%	Yes	32,991	27,375	4Q24
Oklahoma City, OK			47,636	100%	Yes	40,543	38,806	2Q25
Subtotal			956,498			624,595	381,901

Total Development Projects						$2,527,558	$1,150,113

(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Includes two redevelopment projects.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2023 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	35	6,316	7.2%	$189,031	$579,181	$768,212	$1,902,963
Outpatient Medical	10	956,498	6.2%	145,255	236,646	381,901	624,595
Total	45		7.0%	$334,286	$815,827	$1,150,113	$2,527,558

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q23 actual	$57,473	0.4%	6.7%	2023 actual	$510,005	2.1%	7.8%
2Q23 actual	315,262	3.0%	8.2%	2023 estimate	355,767	3.1%	7.2%
3Q23 actual	137,270	0.9%	7.2%	2024 estimate	1,626,754	1.3%	7.2%
4Q23 estimate	355,767	3.1%	7.2%	2025 estimate	545,037	4.0%	7.1%
1Q24 estimate	81,173	0.3%	5.7%	Total	$3,037,563	2.1%	7.3%
2Q24 estimate	568,529	0.1%	7.2%
3Q24 estimate	413,921	1.6%	7.2%
4Q24 estimate	563,131	2.5%	7.3%
1Q25 estimate	237,310	7.0%	7.0%
2Q25 estimate	232,155	1.9%	7.4%
3Q25 estimate	75,572	0.9%	6.8%
Total	$3,037,563	2.1%	7.3%

Unstabilized Properties
	6/30/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	9/30/2023 Properties	Beds / Units
Seniors Housing Operating	43	(5)	2	1	41	5,848
Seniors Housing Triple-net	14	(2)	—	—	12	1,479
Total	57	(7)	2	1	53	7,327

Occupancy	6/30/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	9/30/2023 Properties
0% - 50%	26	(2)	2	1	—	27
50% - 70%	18	(1)	—	—	—	17
70% +	13	(4)	—	—	—	9
Total	57	(7)	2	1	—	53

Occupancy	9/30/2023 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	27	10	$45,111	0.7%	$903,570	2.1%
50% - 70%	17	25	85,011	1.3%	666,861	1.5%
70% +	9	25	93,307	1.4%	510,265	1.2%
Total	53	19	$223,429	3.4%	$2,080,696	4.8%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,105,180	89,378	units
Seniors Housing Triple-net	413,312	27,260	units
Outpatient Medical	504,484	20,693,977	square feet
Long-Term/Post-Acute Care	282,036	27,670	beds
Total In-Place NOI(2)	2,305,012
Incremental stabilized NOI(3)	109,340
Total stabilized NOI	$2,414,352

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,633,824
Secured debt(4)	3,239,495
Financing lease liabilities	65,182
Total debt	$16,938,501
Add (Subtract):
Other liabilities (assets), net(5)	$425,152
Cash and cash equivalents and restricted cash	(2,686,711)
Net obligations	$13,826,638

Other Assets
Land parcels(6)	$381,188	Effective Interest Rate(9)
Real estate loans receivable(7)	1,823,203	10.6%
Non-real estate loans receivable(8)	270,082	11.2%
Joint venture real estate loans receivables(10)	247,929	5.7%
Property dispositions(11)	588,146
Development properties:(12)
Current balance	1,397,847
Unfunded commitments	1,227,770
Committed balances	$2,625,617
Projected yield	7.0%
Projected NOI	$183,793

Common Shares Outstanding(13)	534,459
Notes:
(1) Includes $(2,407,000) attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,008,780,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$405,318
Below market tenant lease intangibles, net	23,916
Deferred taxes, net	(46,344)
Intangible assets, net	(155,793)
Other non-cash liabilities / (assets), net	9,063
Total non-cash liabilities/(assets), net	$236,160

(6) Includes land parcels, predevelopment projects and redevelopment projects.
(7) Represents $1,841,351,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $18,148,000 of credit allowances.
(8) Represents $443,147,000 of non-real estate loans, net of $173,065,000 of credit allowances.
(9) Average cash-pay interest rates are 7.2%,1.1% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Includes expansion projects. Current balance and committed balances are net of partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1,2)
	3Q22	4Q22	1Q23	2Q23	3Q23
Revenues:
Seniors Housing Operating
Resident fees and services	$1,057,814	$1,091,043	$1,138,916	$1,173,630	$1,216,368
Interest income	2,210	2,388	2,318	1,850	1,928
Other income	1,729	1,715	2,510	3,495	3,457
Total revenues	1,061,753	1,095,146	1,143,744	1,178,975	1,221,753

Seniors Housing Triple-net
Rental income	116,233	122,267	119,786	118,115	110,705
Interest income	32,726	31,837	31,540	32,657	33,523
Other income	1,307	1,361	1,675	1,202	1,168
Total revenues	150,266	155,465	153,001	151,974	145,396

Outpatient Medical
Rental income	170,051	174,182	182,044	185,133	192,732
Interest income	80	86	91	95	98
Other income	1,859	2,548	3,055	1,574	2,306
Total revenues	171,990	176,816	185,190	186,802	195,136

Long-Term/Post-Acute Care
Rental income	70,356	71,021	80,423	75,766	77,516
Interest income	5,760	5,982	6,367	8,264	10,981
Other income	513	153	193	65,490	315
Total revenues	76,629	77,156	86,983	149,520	88,812

Corporate
Other income	3,942	7,714	5,147	16,807	33,802
Total revenues	3,942	7,714	5,147	16,807	33,802

Total
Rental income	356,640	367,470	382,253	379,014	380,953
Resident fees and services	1,057,814	1,091,043	1,138,916	1,173,630	1,216,368
Interest Income	40,776	40,293	40,316	42,866	46,530
Other Income	9,350	13,491	12,580	88,568	41,048
Total revenues	1,464,580	1,512,297	1,574,065	1,684,078	1,684,899

Property operating expenses:
Seniors Housing Operating	831,556	866,482	894,981	902,068	933,463
Seniors Housing Triple-net	7,710	6,924	7,917	7,996	7,849
Outpatient Medical	53,684	53,259	58,977	59,358	63,831
Long-Term/Post-Acute Care	4,034	3,426	4,040	2,827	2,386
Corporate	5,794	5,086	3,877	4,135	3,980
Total property operating expenses	902,778	935,177	969,792	976,384	1,011,509

Net operating income:
Seniors Housing Operating	230,197	228,664	248,763	276,907	288,290
Seniors Housing Triple-net	142,556	148,541	145,084	143,978	137,547
Outpatient Medical	118,306	123,557	126,213	127,444	131,305
Long-Term/Post-Acute Care	72,595	73,730	82,943	146,693	86,426
Corporate	(1,852)	2,628	1,270	12,672	29,822
Net operating income	$561,802	$577,120	$604,273	$707,694	$673,390
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.
(2) The results related to the 205 properties previously reported as Health System have been reclassified to Seniors Housing Triple-net and Long-Term/Post-Acute Care for all periods.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2023		September 30, 2023
Net income (loss)	$271,497		$134,722
Interest expense	593,663		156,532
Income tax expense (benefit)	7,044		4,584
Depreciation and amortization	1,362,657		339,314
EBITDA	2,234,861		635,152
Loss (income) from unconsolidated entities	56,084		4,031
Stock-based compensation	34,762		8,578
Loss (gain) on extinguishment of debt, net	94		1
Loss (gain) on real estate dispositions, net	(65,258)		(71,102)
Impairment of assets	34,249		7,388
Provision for loan losses, net	17,761		4,059
Loss (gain) on derivatives and financial instruments, net	5,353		2,885
Other expenses	96,988		38,220
Leasehold interest termination(2)	(65,485)		—
Casualty losses, net of recoveries	16,446		1,014
Other impairment(3)	12,309		12,309
Total adjustments	143,303		7,383
Adjusted EBITDA	$2,378,164		$642,535

Interest Coverage Ratios
Interest expense	$593,663		$156,532
Capitalized interest	45,914		13,947
Non-cash interest expense	(21,903)		(6,716)
Total interest	$617,674		$163,763
EBITDA	$2,234,861		$635,152
Interest coverage ratio	3.62	x	3.88	x
Adjusted EBITDA	$2,378,164		$642,535
Adjusted Interest coverage ratio	3.85	x	3.92	x

Fixed Charge Coverage Ratios
Total interest	$617,674		$163,763
Secured debt principal amortization	55,635		12,865
Total fixed charges	$673,309		$176,628
EBITDA	$2,234,861		$635,152
Fixed charge coverage ratio	3.32	x	3.60	x
Adjusted EBITDA	$2,378,164		$642,535
Adjusted Fixed charge coverage ratio	3.53	x	3.64	x

Net Debt to EBITDA Ratios
Total debt(4)			$15,899,420
Less: cash and cash equivalents and restricted cash			(2,686,711)
Net debt			$13,212,709
EBITDA Annualized			$2,540,608
Net debt to EBITDA ratio			5.20	x
Adjusted EBITDA Annualized			$2,570,140
Net debt to Adjusted EBITDA ratio			5.14	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Primarily related to the gain associated with the loss of control and derecognition of leasehold interests in 7 properties.
(3) Represents the write off of straight-line rent receivable balances relating to leases placed on cash recognition.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $65,182,000. Excludes operating lease liabilities of $299,933,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,899,420	42.94%
Cash and cash equivalents and restricted cash	(2,686,711)	(7.26)%
Net debt to consolidated book capitalization	$13,212,709	35.68%
Total equity(4)	23,818,619	64.32%
Consolidated book capitalization	$37,031,328	100.00%
Joint venture debt, net(5)	823,364
Total book capitalization	$37,854,692

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,899,420	34.64%
Cash and cash equivalents and restricted cash	(2,686,711)	(5.85)%
Net debt to consolidated undepreciated book capitalization	$13,212,709	28.79%
Accumulated depreciation and amortization	8,868,627	19.32%
Total equity(4)	23,818,619	51.89%
Consolidated undepreciated book capitalization	$45,899,955	100.00%
Joint venture debt, net(5)	823,364
Total undepreciated book capitalization	$46,723,319

Enterprise value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,899,420	27.57%
Cash and cash equivalents and restricted cash	(2,686,711)	(4.66)%
Net debt to consolidated enterprise value	$13,212,709	22.91%
Common shares outstanding	532,268
Period end share price	81.92
Common equity market capitalization	$43,603,395	75.59%
Noncontrolling interests(4)	864,583	1.50%
Consolidated enterprise value	$57,680,687	100.00%
Joint venture debt, net(5)	823,364
Total enterprise value	$58,504,051

Secured debt as % of total assets
Secured debt(2)	$2,380,253	4.71%
Gross asset value(6)	$50,523,329

Total debt as % of gross asset value
Total debt(2)(3)	$15,899,420	31.47%
Gross asset value(6)	$50,523,329

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,453,985	29.80%
Unencumbered gross assets(7)	$45,147,437

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $65,182,000 and excludes operating lease liabilities of $299,933,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate (9)
2023	$—	$—	$221,074	$105,482	$(25,196)	$301,360	1.79%	4.97%
2024	—	1,350,000	460,313	136,049	(89,911)	1,856,451	11.00%	4.18%
2025	—	1,260,000	414,358	499,084	(46,945)	2,126,497	12.60%	4.07%
2026	—	700,000	141,748	48,331	(19,547)	870,532	5.16%	4.04%
2027	—	1,906,354	187,805	99,467	(32,199)	2,161,427	12.81%	4.66%
2028	—	2,456,770	99,879	25,922	(13,679)	2,568,892	15.22%	3.78%
2029	—	1,050,000	289,699	36,170	(915)	1,374,954	8.15%	3.79%
2030	—	750,000	57,067	30,639	(124)	837,582	4.96%	3.14%
2031	—	1,350,000	6,979	33,136	(130)	1,389,985	8.24%	2.77%
2032	—	1,050,000	47,953	3,930	(135)	1,101,748	6.53%	4.41%
Thereafter	—	1,760,700	489,256	74,229	(40,294)	2,283,891	13.54%	5.03%
Totals	$—	$13,633,824	$2,416,131	$1,092,439	$(269,075)	$16,873,319	100.00%

Weighted Avg. Interest Rate(9)	—	4.02%	4.83%	3.74%	4.63%	4.10%

Weighted Avg. Maturity Years	—	6.0	4.5	4.5	3.2	5.8

% Floating Rate Debt(8)	100.00%	10.23%	30.06%	3.32%	34.75%	12.23%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$11,945,000	$1,506,528	$783,682	$(59,495)	$14,175,715	$—
United Kingdom	—	1,282,470	—	—	—	1,282,470	2,309,311
Canada	—	406,354	909,603	308,757	(209,580)	1,415,134	1,274,474
Totals	$—	$13,633,824	$2,416,131	$1,092,439	$(269,075)	$16,873,319	$3,583,785

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of September 30, 2023. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,706,000 USD at September 30, 2023). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $221,648,000 USD at September 30, 2023) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $671,770,000 USD at September 30, 2023). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $610,700,000 USD at September 30, 2023). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $299,933,000 and finance lease liabilities of $65,182,000 related to ASC 842.
(9) Based on variable interest rates and foreign currency exchange rates in effect as of September 30, 2023. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $151,084,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q22	4Q22	1Q23	2Q23	3Q23
Net income (loss)	$(2,653)	$1,798	$28,635	$106,342	$134,722
Loss (gain) on real estate dispositions, net	(1,064)	4,423	(747)	2,168	(71,102)
Loss (income) from unconsolidated entities	6,698	4,650	7,071	40,332	4,031
Income tax expense (benefit)	3,257	(4,088)	3,045	3,503	4,584
Other expenses	15,481	24,954	22,745	11,069	38,220
Impairment of assets	4,356	13,146	12,629	1,086	7,388
Provision for loan losses, net	490	10,469	777	2,456	4,059
Loss (gain) on extinguishment of debt, net	2	87	5	1	1
Loss (gain) on derivatives and financial instruments, net	6,905	258	930	1,280	2,885
General and administrative expenses	34,811	41,319	44,371	44,287	46,106
Depreciation and amortization	353,699	342,286	339,112	341,945	339,314
Interest expense	139,682	140,391	144,403	152,337	156,532
Consolidated net operating income	561,664	579,693	602,976	706,806	666,740
NOI attributable to unconsolidated investments(1)	27,374	24,950	26,354	25,150	29,488
NOI attributable to noncontrolling interests(2)	(27,236)	(27,523)	(25,057)	(24,262)	(22,838)
Pro rata net operating income (NOI)(3)	$561,802	$577,120	$604,273	$707,694	$673,390

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,221,753	$145,396	$195,136	$88,812	$33,802	$1,684,899
Property operating expenses	(933,463)	(7,849)	(63,831)	(2,386)	(3,980)	(1,011,509)
NOI(3)	288,290	137,547	131,305	86,426	29,822	673,390
Adjust:
Interest income	(1,928)	(33,523)	(98)	(10,981)	—	(46,530)
Other income	(3,212)	(319)	(310)	(315)	(29,826)	(33,982)
Sold / held for sale	(4,025)	(1,336)	(312)	195	—	(5,478)
Non operational(4)	2,146	—	(187)	(844)	—	1,115
Non In-Place NOI(5)	(5,962)	959	(5,750)	(12,635)	4	(23,384)
Timing adjustments(6)	986	—	1,473	8,663	—	11,122
Total adjustments	(11,995)	(34,219)	(5,184)	(15,917)	(29,822)	(97,137)
In-Place NOI	276,295	103,328	126,121	70,509	—	576,253
Annualized In-Place NOI	$1,105,180	$413,312	$504,484	$282,036	$—	$2,305,012

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	946	372	441	258	2,017
Recent acquisitions/ development conversions(7)	(64)	(13)	(38)	(24)	(139)
Under development	(34)	—	(10)	—	(44)
Under redevelopment(8)	(6)	—	(2)	(3)	(11)
Current held for sale	(18)	(11)	(2)	(28)	(59)
Land parcels, loans and sub-leases	(18)	(8)	(8)	—	(34)
Transitions(9)	(115)	(24)	—	(150)	(289)
Other(10)	(13)	—	(2)	(5)	(20)
Same store properties	678	316	379	48	1,421
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q22	4Q22	1Q23	2Q23	3Q23	Y/o/Y
Seniors Housing Operating
NOI	$230,197	$228,664	$248,763	$276,907	$288,290
Non-cash NOI on same store properties	(349)	(348)	(312)	(152)	230
NOI attributable to non-same store properties	(35,988)	(30,291)	(38,960)	(40,403)	(46,313)
Currency and ownership adjustments(1)	(176)	1,059	182	(433)	(1,239)
Normalizing adjustment for management fee(2)	(3,216)	(3,316)	(3,211)	(3,651)	—
Normalizing adjustment for casualty related expenses, net(3)	1,160	4,646	4,449	1,601	27
Other normalizing adjustments(4)	(2,188)	(1,849)	(8)	(5,352)	(2,113)
SSNOI	189,440	198,565	210,903	228,517	238,882	26.1%

Seniors Housing Triple-net
NOI	142,556	148,541	145,084	143,978	137,547
Non-cash NOI on same store properties	(9,708)	(9,274)	(12,005)	(9,663)	(9,150)
NOI attributable to non-same store properties	(46,570)	(51,173)	(44,789)	(45,167)	(37,490)
Currency and ownership adjustments(1)	295	371	(212)	(768)	(978)
SSNOI	86,573	88,465	88,078	88,380	89,929	3.9%

Outpatient Medical
NOI	118,306	123,557	126,213	127,444	131,305
Non-cash NOI on same store properties	(4,334)	(5,166)	(4,705)	(4,331)	(4,235)
NOI attributable to non-same store properties	(2,152)	(5,580)	(7,569)	(8,707)	(11,312)
Currency and ownership adjustments(1)	2,711	2,670	2,926	2,215	740
Normalizing adjustment for lease restructure(5)	(1,056)	—	—	—	—
Normalizing adjustment for casualty related expenses, net(3)	(37)	(37)	45	373	758
Other normalizing adjustments(4)	(94)	(6)	(522)	(38)	(39)
SSNOI	113,344	115,438	116,388	116,956	117,217	3.4%

Long-Term/Post-Acute Care
NOI	72,595	73,730	82,943	146,693	86,426
Non-cash NOI on same store properties	(1,654)	(1,526)	(1,538)	(1,160)	(881)
NOI attributable to non-same store properties	(51,674)	(53,250)	(61,910)	(125,838)	(65,524)
Currency and ownership adjustments(1)	(84)	(16)	(22)	(33)	(36)
Normalizing adjustment for easement(6)	(327)	—	—	—	(122)
SSNOI	18,856	18,938	19,473	19,662	19,863	5.3%

Corporate
NOI	(1,852)	2,628	1,270	12,672	29,822
NOI attributable to non-same store properties	1,852	(2,628)	(1,270)	(12,672)	(29,822)
SSNOI	—	—	—	—	—

Total
NOI	561,802	577,120	604,273	707,694	673,390
Non-cash NOI on same store properties	(16,045)	(16,314)	(18,560)	(15,306)	(14,036)
NOI attributable to non-same store properties	(134,532)	(142,922)	(154,498)	(232,787)	(190,461)
Currency and ownership adjustments(1)	2,746	4,084	2,874	981	(1,513)
Normalizing adjustments, net	(5,758)	(562)	753	(7,067)	(1,489)
SSNOI	$408,213	$421,406	$434,842	$453,515	$465,891	14.1%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(2) Represents normalizing adjustment related to the disposition of our ownership interest in two Seniors Housing Operating management company investments.
(3) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) Represents normalizing adjustment related to a lease restructure with one Outpatient Medical tenant.
(6) Represents normalizing adjustment related to income received in exchange for the grant of an easement.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$970,588	$112,267	$121,044	$1,203,899
Unconsolidated SHO revenues attributable to Welltower(1)	30,953	2,990	25,607	59,550
SHO revenues attributable to noncontrolling interests(2)	(17,171)	(265)	(24,260)	(41,696)
Pro rata SHO revenues(3)	984,370	114,992	122,391	1,221,753
SHO interest and other income	(4,032)	(844)	(1,174)	(6,050)
SHO revenues attributable to sold and held for sale properties	(2,405)	—	(14,612)	(17,017)
Currency and ownership adjustments(4)	(1,848)	—	(191)	(2,039)
SHO local revenues	976,085	114,148	106,414	1,196,647
Average occupied units/month	55,784	3,897	12,148	71,829
RevPOR/month in USD	$5,785	$9,684	$2,896	$5,508
RevPOR/month in local currency(4)		£8,070	$3,967

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q22	3Q23	3Q22	3Q23	3Q22	3Q23	3Q22	3Q23
SHO SS RevPOR Growth
Consolidated SHO revenues	$859,429	$970,588	$99,386	$112,267	$113,785	$121,044	$1,072,600	$1,203,899
Unconsolidated SHO revenues attributable to WELL(1)	31,256	30,953	—	2,990	22,697	25,607	53,953	59,550
SHO revenues attributable to noncontrolling interests(2)	(32,484)	(17,171)	(9,549)	(265)	(22,767)	(24,260)	(64,800)	(41,696)
SHO pro rata revenues(3)	858,201	984,370	89,837	114,992	113,715	122,391	1,061,753	1,221,753
Non-cash and non-RevPOR revenues on same store properties	(810)	(686)	—	—	(150)	(368)	(960)	(1,054)
Revenues attributable to non-same store properties	(153,829)	(192,817)	(48,447)	(64,739)	(23,370)	(25,946)	(225,646)	(283,502)
Currency and ownership adjustments(4)	18,174	—	791	(2,626)	(4,277)	(2,018)	14,688	(4,644)
SHO SS RevPOR revenues(5)	$721,736	$790,867	$42,181	$47,627	$85,918	$94,059	$849,835	$932,553
Avg. occupied units/month(6)	45,311	46,487	1,839	1,944	10,764	11,014	57,914	59,445
SHO SS RevPOR(7)	$5,266	$5,625	$7,583	$8,100	$2,639	$2,823	$4,851	$5,187
SS RevPOR YOY growth		6.8%		6.8%		7.0%		6.9%

SHO SSNOI Growth
Consolidated SHO NOI	$182,251	$226,086	$17,956	$21,443	$30,479	$37,380	$230,686	$284,909
Unconsolidated SHO NOI attributable to WELL(1)	7,442	8,459	—	900	7,095	9,679	14,537	19,038
SHO NOI attributable to noncontrolling interests(2)	(7,883)	(8,565)	(1,767)	(268)	(5,376)	(6,824)	(15,026)	(15,657)
SHO pro rata NOI(3)	181,810	225,980	16,189	22,075	32,198	40,235	230,197	288,290
Non-cash NOI on same store properties	(326)	230	(20)	—	(3)	—	(349)	230
NOI attributable to non-same store properties	(21,819)	(28,292)	(8,935)	(11,033)	(5,234)	(6,988)	(35,988)	(46,313)
Currency and ownership adjustments(4)	926	23	164	(571)	(1,266)	(691)	(176)	(1,239)
Normalizing adjustment for management fee(8)	(3,125)	—	—	—	(91)	—	(3,216)	—
Normalizing adjustment for casualty related expenses(9)	1,160	27	—	—	—	—	1,160	27
Other normalizing adjustments(10)	(2,430)	(2,113)	242	—	—	—	(2,188)	(2,113)
SHO pro rata SSNOI(5)	$156,196	$195,855	$7,640	$10,471	$25,604	$32,556	$189,440	$238,882
SHO SSNOI growth		25.4%		37.1%		27.2%		26.1%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$726,366		$34,855		$115,647		$876,867
Average units in service(11)		57,083		2,251		13,423		72,757
SSNOI/unit in USD		$12,725		$15,484		$8,616		$12,052
SSNOI/unit in local currency(4)				£12,903		$11,803
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to the disposition of our ownership interest in two Seniors Housing Operating management company investments.
(9) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated October 30, 2023 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.